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                                 EXHIBIT (4)(f)
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                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES
                EACH REPRESENTING 1/16 OF A SHARE OF CUMULATIVE
                     CONVERTIBLE PREFERRED STOCK, SERIES A
                               $100 STATED VALUE

                                                             NOT MORE THAN
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SEE REVERSE FOR CERTAIN DEFINITIONS                        DEPOSITARY SHARES



                          BOATMEN'S BANCSHARES, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MISSOURI

   THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK OR WICHITA, KANSAS


_________________________, a national banking association, duly organized and existing under the laws of the United States, as Depositary (the "Depositary")


     hereby certifies that




     is the registered owner of




Depositary Shares ("Depositary Shares"), each Depositary Share representing one one-sixteenth (1/16) of a share of Class A Cumulative Convertible Preferred Stock, Series A, $100 stated value (the "Stock"), of Boatmen's Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Missouri (the "Company"). Subject to the terms of a Deposit Agreement (the "Deposit Agreement") among the Depositary, the Company and holders of receipts for Depositary Shares ("Receipts"), each owner of a Depositary Share is entitled, proportionately, to all the powers, preferences and rights and the qualifications, limitations or restrictions of such preferences and/or rights of the Stock represented thereby including dividends, voting, conversion, redemption and liquidation rights as set forth in the Restated Articles of Incorporation of the Company as amended and supplemented by the Certificate of Designation (the "Certificate of Designation") fixing the terms of Stock filed with the Secretary of State of the State of Missouri.

     The Depositary will furnish without charge to any registered owner of Depositary Shares who so requests copies of the Restated Articles of Incorporation of the Company, Deposit Agreement and Certificate of Designation.

     This Receipt shall not be valid or obligatory for any purpose, nor shall the holder be entitled to any benefits under the Deposit Agreement, unless this Receipt shall have been executed manually or by facsimile, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature by the Depositary of a duly authorized officer thereof, and if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by signature of a duly authorized officer thereof.




                                        ________________________________________
                                        Depositary, Transfer Agent and Registrar




                                        ________________________________________
                                                  Authorized Signature


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The Depositary will furnish without charge to any registered owner of Depositary
Shares who so requests, copies of the Restated Articles of Incorporation of the Company, Deposit Agreement and Certificate of Designation. Any such request should be addressed to the Depositary.

     The following abbreviations, when used in the inscription on the face of this Receipt, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common  UNIF GIFT MIN ACT - ____ Custodian _____________
TEN ENT - as tenants by the entireties              (Cust)         (Minor)
JT TEN  - as joint tenants with right          under Uniform Gifts to Minors
          of survivorship and not as                Act ___________________
          tenants in common                             (State)

    Additional abbreviations may also be used though not in the above list.

                             NOTICE OF CONVERSION

 The undersigned holder of this Receipt for Depositary Shares hereby irrevocably exercises the option to convert that number of shares of Stock of the Company, represented by ___________ Depositary Shares, into shares of common stock, $1.00 par value, of the Company ("Common Stock") in accordance with the terms of and subject to the conditions of such Stock, including the Certificate of Designation in respect thereof and the Deposit Agreement, and directs that the Common Stock deliverable upon such conversion be registered in the name of and delivered together with a check in payment for any fractional shares of Common Stock to the undersigned unless a different name has been indicated below. If the shares of Common Stock are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer and similar taxes payable with respect thereto. If the number of shares of such Stock represented by the number of Depositary Shares set forth above is less than the number of shares of such Stock on deposit in respect of this Receipt, the undersigned directs that the Depositary issue to the undersigned, unless a different name is indicated below, a new Receipt evidencing Depositary Shares for the balance of such Stock not being converted.

Dated: ___________________________


NAME: ____________________________

ADDRESS: _________________________  Signature: ________________________________

  (Please print name and address               Note: The signature in this
      of Registered Holder)                    Notice of Conversion must
                                               correspond with the name as
                                               written upon the face of this
                                               Receipt in every particular,
                                               without alteration or
                                               enlargement, or any change
                                               whatever.

NAME: ____________________________

ADDRESS: _________________________
    (Please indicate other delivery
      instructions if applicable)


                                  ASSIGNMENT

     For value received, ___________________ the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

______________________________________
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[____________________________________]


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the within Receipt, and all rights and interests represented by the Depositary
Shares evidenced thereby, and hereby irrevocably constitutes and appoints ________________________________________________________________ , his attorney, to transfer the said Depositary Shares on the books of the within-named Depositary, with full power of substitution in the premises.


Dated: ______________________  Signature: ______________________________________
                               Note: The signature in this Assignment must correspond with the names as written upon the fact of this Receipt in every particular, without alteration or enlargement, or change whatever.